SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

August 9, 2002

Date of report (Date of Earliest Event Reported)

Commission file number 0-28362

ClearComm, L.P.

(Exact name of registrant as specified in its charter)

Delaware	66-0514434
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

268 Muñoz Rivera Ave. Suite 2206	00918-1929
Hato Rey, Puerto Rico	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (787) 620-0140

ITEM 4. Changes in Registrant’s Certifying Accountant.

On June 30, 2002, Arthur Andersen LLP (“Andersen”) resigned its engagement as the independent accountants for ClearComm, L.P. (the “Company”).  On July 1, 2002, the Company engaged Deloitte & Touche (“Deloitte”) as its new independent accountants, effective immediately.  The decision to engage Deloitte was approved by the Company’s audit committee.

The audit reports of Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  Andersen is unable to provide to us the letter required by Item 304(a)(3) of Regulation S-K because it does not currently employ the appropriate engagement partner.

During the Company’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 30, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 30, 2002.

During the Company’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 30, 2002, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2002	By: SuperTel Communications Corp.

By:	/s/ Javier O. Lamoso
Javier O. Lamoso
President